Exhibit 10.3

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

This Second Amended and Restated Security Agreement (the “Agreement”) is made as of February 15, 2008 by BioTime, Inc., as the “Debtor,” in favor and for the benefit of Alfred D. Kingsley, George Karfunkel, Richard Lowish, Broadwood Partners, L.P., and The Life Extension Foundation, individually and collectively, as the “Secured Party,” and amends and restates that certain Security Agreement dated April 12, 2006 as amended by that certain First Amended and Restated Security Agreement dated October 17, 2007.

PREMISES

A.            Debtor and Secured Party have entered into that certain Second Amended and Restated Revolving Line of Credit Agreement of even date (the “Credit Agreement”), pursuant to which Debtor may borrow funds from Secured Party;

B.             Debtor has delivered to certain Secured Parties Amended and Restated Revolving Credit Notes, dated April 12, 2006, in the aggregate principal amount of $200,000, and has delivered to certain Secured Parties Revolving Credit Notes, dated October 17, 2007, in the aggregate principal amount of $800,000, and has delivered to one of the Secured Parties a Revolving Credit Note, dated February 15, 2008, in the principal amount of $100,000 (collectively, the “Notes” and each a “Note”) evidencing Debtor’s obligation to pay funds advanced by Secured Party under the Credit Agreement;

C.             Debtor is entering into this Agreement to secure its obligations under the Credit Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Debtor hereby agrees as follows:

1.             Creation of Security Interest.  Debtor hereby conveys, assigns, transfers, and grants to Secured Party a first priority perfected security interest in all of Debtor’s present and hereafter acquired right, title, and interest in and to the Collateral (as defined in Section 3 below). Secured Party may record a UCC-1 Financing Statement concerning the Collateral.

2.             Secured Obligations.  This Agreement and the security interests granted and created under this Agreement secure the prompt payment in full in cash and the full performance of each and all of the following obligations (collectively, the “Secured Obligations”):

2.1           each and every obligation, covenant, and agreement of Debtor contained in, arising under, in connection with, or evidenced by each of the Notes;

2.2           the obligations, covenants and agreements of Debtor under the Credit Agreement; and

2.3           each and every obligation, covenant, and agreement of Debtor contained in, arising under, or in connection with, or evidenced by this Agreement.

3.             Collateral.  As used in this Agreement, the term Collateral means (a) of Debtor’s right, title, and interest in and to all royalties, license fees, and other amounts payable by Hospira, Inc. or any successor under that certain Exclusive License Agreement, dated April 23, 1997, between Debtor and Abbott Laboratories, Inc. (as the predecessor in interest to Hospira, Inc.), as modified by a letter agreement and as amended by that certain Amendment to BioTime License Agreement, dated January 9, 2006 (the “Hospira License”), and (b) all accounts, accounts receivable, notes, and instruments evidencing any obligation of payment by Hospira, Inc. under the Hospira License ; and (c) all proceeds of the Collateral described in clauses (a) and (b) of this Section 3, including but not limited to, money, accounts, general intangibles, securities, deposit accounts, investment property, documents, chattel paper, instruments, and insurance proceeds and interests therein.  Debtor represents and warrants to and for the benefit of Secured Party that Debtor’s title to the Collateral described in clause (a) of the preceding sentence is free and clear of all liens, pledges, encumbrances, equities, and claims of any kind whatsoever except for the security interest created by this Agreement.

4.             Further Assurances.  Debtor hereby further agrees to procure, execute, and deliver on demand and Debtor hereby irrevocably appoints Secured Party as Debtor’s attorney in fact to execute, acknowledge, deliver, and, if appropriate, file and record such endorsements, assignments, consents, security agreements, financing statements, control agreements, or other instruments, documents, or writings as Secured Party may request or require in order to perfect or continue the perfection and the priority of the security interests created or agreed to be created by this Agreement.

5.             Transfers and Other Liens.  Without the prior written consent of Secured Party, Debtor shall not (a) sell, contract to sell, pledge, encumber, assign, hypothecate, alienate, convey, dispose, or otherwise transfer the Collateral, or any interest therein, whether voluntarily, involuntarily, or by operation of law, except for sales of inventory in the ordinary course of business, (b) consent or agree to any alteration, modification, or amendment to the Hospira License that would reduce the royalties payable by Hospira , (c) waive any right of payment, or grant any grace period or extension of time for the payment, of any royalties by Hospira under the Hospira License, (d) create or permit to exist any lien, encumbrance, mortgage, pledge, security interest or charge of any kind upon or concerning any of the Collateral, except for the security interest created by this Agreement, or (e) take any action concerning the Collateral that is inconsistent with the provisions and purposes of this Agreement.  Any sale, contract to sell, pledge, conveyance, hypothecation, alienation, encumbrance, disposition, assignment, or other transfer of any of the Collateral or any alteration, modification, or amendment of any of the Collateral in a manner that would delay or reduce royalty payments, or the grant of any grace period or extension of time for the performance of any obligation due for the benefit of Debtor or Secured Party under or concerning any of the Collateral made, permitted, or suffered without Secured Party’s prior written consent shall constitute an Event of Default under this Agreement.

6.             Additional Covenants of Debtor.   In addition to all other covenants and agreements of Debtor set forth in this Agreement, Debtor agrees to (a) give Secured Party thirty (30) days prior written notice of any change in Debtor’s name, state of incorporation or organization, or place of business, or, if Debtor has more than one place of business, its head office or office in which Debtor’s records relating to the Collateral are kept; (b) to appear in and defend any action or proceeding which may affect Debtor’s title to or Secured Party’s interest in any Collateral; and (c) to keep separate, accurate, and complete records of the Collateral, and to provide Secured Party with such records and such other reports and information relating to Collateral as Secured Party may request from time to time.

7.             Certain Notifications and Distributions With Respect To Collateral.  Upon the occurrence and continuance of an Event of Default, Secured Party shall have the rights set forth in this Section.  Secured Party may at any time, and from time to time,  notify Hospira or any successor account debtor that (a) an account or instrument constituting Collateral has been assigned to Secured Party, and (b) all distributions and payments and the performance of all obligations in any way related to the Collateral are to be made directly to Secured Party.  If Debtor receives any payments of money, securities, or any tangible or intangible property on account of or with respect to any of the Collateral at any time during which an Event of Default shall have occurred and be continuing, such payments will be received by Debtor in trust for, and immediately paid over to Secured Party.  Any collections received by Secured Party or received by Debtor and delivered to Secured Party shall be applied to the Secured Obligations, first to the expenses of collection, second to the payment of accrued interest, and third to the payment of principal; provided, that any amounts remaining after payment in full of all expenses, interest, and principal shall be returned to Debtor.  Secured Party shall have the right to receive, receipt for, endorse, assign, deposit, and deliver, in Secured Party’s name or in the name of Debtor, any and all checks, notes, drafts, and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral.  Debtor hereby authorizes Secured Party to affix, by facsimile signature or otherwise, the general or special endorsement of Debtor, in such manner as Secured Party shall deem advisable, to any such instrument in the event the same has been delivered to Secured Party without appropriate endorsement, and Secured Party and any collecting bank are hereby authorized to consider such an endorsement as being by Debtor to the same extent as though it were manually executed by Debtor, regardless of by whom or under what circumstances or by what authority such facsimile signature or other endorsement is actually affixed, without duty of inquiry or responsibility as to such matters, and Debtor hereby waives demand, presentment, protest, and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

8.             Rights Upon Event of Default.

8.1            Upon the occurrence of an Event of Default under this Agreement, Secured Party shall have, in addition to all other rights and remedies that Secured Party may have at law or in equity, under Section 7 of this Agreement, or under any other agreement executed by Debtor in favor of Secured Party, all rights and remedies of a secured party under the California Commercial Code, which rights and remedies of Secured Party shall be cumulative and non-exclusive.  In addition, upon the occurrence of an Event of Default, Secured Party shall have the following rights and remedies, all of which may be exercised with or without further notice to Debtor:  (i) to directly receive any and all payments and distributions of money, securities or any tangible or intangible property on or in any way related to the Collateral; (ii) to settle, compromise, or release, on terms acceptable to Secured Party, in whole or in part, any amounts owing on the Collateral; (iii) to enforce payment and to prosecute any action or proceeding with respect to any and all of the Collateral; (iv) to foreclose the liens and security interests created under this Agreement or under any other agreement relating to the Collateral by any available procedure, with or without judicial process; (v) to sell, assign, or otherwise dispose of the Collateral or any part thereof, either at public or private sale for cash, on credit, or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Secured Party; all at Secured Party’s sole option and as Secured Party in their sole discretion may deem advisable.

8.2           Debtor shall be given reasonable notice of the time and place of any public sale of the Collateral, or of the time on or after which any private sale or other intended disposition is to be made.  If required under applicable law, Secured Party may be the purchaser at any public sale.  Ten days notice of any public or private sale or other disposition shall be considered to be reasonable notice.

9.             Disposition of Proceeds.  After satisfaction in full of the Secured Obligations, the balance of the proceeds of sale then remaining shall be paid first to satisfy obligations secured by any other subordinate security interests or subordinate liens (including but not limited to attachment liens and execution liens) in the Collateral as provided in the California Commercial Code, and then any remaining balance of the proceeds shall be paid to the Debtor.

10.           Events of Default.  The occurrence of any of the following shall constitute an Event of Default under this Agreement:

10.1          Secured Party shall fail or cease to have a first priority perfected security interest in the Collateral or any part of the Collateral unless caused by any action taken by Secured Party;

10.2          Debtor defaults in the performance of any covenant or agreement contained in this Agreement;

10.3          Debtor defaults in the payment or performance of any Secured Obligation;

10.4          An Event of Default as defined in the Notes has occurred with respect to any of the Notes; and

10.5          The occurrence of any other event under this Agreement that is specifically described elsewhere within this Agreement as an Event of Default.

11.           Amendments.  This Agreement may not be altered or amended except with the written consent of Debtor and the Secured Party.

12.           Binding on Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, executors, personal representatives, successors and assigns.

13.           Notices.  All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given four (4) days after being deposited in the United States mail, certified postage prepaid, return receipt requested, or when delivered by hand, by messenger or express air freight service to the address for notice shown in the Credit Agreement.  Any party may change its address for notice by giving notice to the other party in the same manner as provided in this section.

14.           Governing Law.  This Agreement shall be governed by and construed under the laws of the State of California without regard to conflicts of law.  Where applicable and except as otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings given them in the California Commercial Code.

15.           Attorneys Fees and Costs of Enforcement.  Debtor agrees to pay all reasonable attorneys’ fees incurred by Secured Party in connection with enforcement of any of Secured Party’s rights and remedies under this Agreement, whether or not any proceeding is commenced to enforce or protect such rights and remedies.  All advances, charges, costs, and expenses, including without limitation, reasonable attorneys’ fees, incurred or paid by Secured Party in exercising any right, power, or remedy conferred by this Agreement, or in the enforcement thereof, shall be added to and shall become a part of the Secured Obligations, payable by Debtor on demand with interest thereon at a rate of interest equal to the lesser of: (i) the rate provided in the Note for interest payable after an Event of Default, or (ii) the maximum rate of interest permitted by law.

16.           Waivers by Debtor.  Debtor expressly waives any right to require Secured Party to (a) proceed against any person, (b) marshal assets or proceed against or exhaust Collateral or any part thereof, or (c) pursue any other remedy in Secured Party’s power; and Debtor waives any defense arising by reason of any disability or other defense of any other person or entity, or by reason of the cessation from any cause whatsoever of the liability of Debtor or any other person or entity.  Debtor consents and agrees that Secured Party may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness of this Agreement:  (i) accept new or additional instruments, documents, or agreements in exchange for or relative to any or all of the Secured Obligations; (ii) accept partial payments on or partial performance of any or all of the Secured Obligations; (iii) receive and hold additional security or guaranties for any or all of the Secured Obligations or any part thereof; (iv) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer, and enforce any security or guaranties; (v) apply any Collateral or other security and direct the order or manner of sale thereof as Secured Party may determine;(vi) consent to the transfer of any Collateral or other security for any or all of the Secured Obligations; and (vii) bid and purchase at any sale of Collateral.

17.           Cumulative Rights of Secured Party.  The rights, powers, and remedies given to Secured Party by this Agreement shall be in addition to all rights, powers, and remedies given to Secured Party by virtue of any statute, rule of law, or any other agreement between Debtor and Secured Party.  Any forbearance or failure or delay by Secured Party in exercising any right, power, or remedy under this Agreement shall not preclude the further exercise thereof; and every right, power, and remedy of Secured Party shall continue in full force and effect until such right, power, or remedy is specifically waived by an instrument in writing signed by Secured Party.

18.           Termination.  Secured Party’s security interest in the Collateral shall terminate upon the satisfaction in full of all Secured Obligations, and at that time Secured Party shall return to Debtor all Collateral then in Secured Party’s possession.

19.           Power of Attorney.  Debtor hereby irrevocably appoints Secured Party as attorney-in-fact of Debtor, with full power of substitution, to sign any document necessary to transfer title to any of the Collateral and to do all acts necessary or incident to the powers granted under this Agreement to Secured Party, as fully as Debtor might, including without limitation, the execution and recordation of any claim of lien on behalf of and in the name of Debtor.

DEBTOR

BIOTIME, INC.

By:	/s/ Michael D. West
Chief Executive Officer

By:	/s/ Judith Segall
Secretary